UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 14, 2011

INDIGO-ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction of incorporationor organization)	(Commission File Number)	(IRS Employee Identification No.)

701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada Henderson, Nevada 89052	89074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(702) 990-3387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On March 31, 2011, Indigo-Energy, Inc., a Nevada corporation (the “Company”) filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (“SEC”) indicating that the Company could not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“Annual Report”) within the time prescribed.  Such Form 12b-25 further stated that the Company expected to be able to file the required Annual Report within the additional time allowed.  However, at this time, the Company is unable to file its Annual Report due to financial constraints that prohibit the Company from completing such Annual Report.

The Company is exerting every effort to obtain the necessary funds required to enable it to file all required reports with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 14, 2011		Indigo-Energy, Inc.
	By:	/s/ Stanley L. Teeple Name: Stanley L. Teeple Title: Chief Financial Officer